UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 15, 2006

                               iCarbon Corporation
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             (Exact name of registrant as specified in its charter)

                                     Nevada
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                 (State or Other Jurisdiction of Incorporation)

            000-27339                                   88-0426887
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      (Commission File Number)              (IRS Employer Identification Number)

               106 Lakeside Avenue, P.O. Box 210, Delano, PA 18220
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                    (Address of Principal Executive Offices)

                                 (570) 467-2222
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              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement.

On October 15, 2006, iCarbon Corporation, the registrant (the "Company"), entered into a Purchase and Sale Agreement with Chenzhou Global Graphite Inc., a company incorporated in Chenzhou City, Hunan Province, People's Republic of China ("Chenzhou"), and Western Mercantile Enterprises (Canada) Inc., a corporation incorporated under the laws of the Province of British Columbia, Canada, to acquire 100% equity ownership of Chenzhou Global Graphite Inc. for $2.67 million subject to adjustments at closing. The purchase price consists of 800,000 common shares of which 666,882 were previously issued in connection with a license agreement between Chenzhou and the Company as licensee, and a credit of all cash advances made by the Company to Chenzhou since October 2005 until the date of closing.

Closing of the acquisition is expected to occur during the fiscal third quarter ending December 31, 2006.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Purchase and Sale Agreement between iCarbon Corporation, Chenzhou Global Graphite Inc. and Western Mercantile Enterprises (Canada) Inc. (1)

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     (1)  Filed herewith

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    iCARBON CORPORATION

Dated: October 24, 2006                             By:  /s/ James E. Olive
                                                          ----------------------
                                                         Chief Executive Officer


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